UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SALEM MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (04-05)

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4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

March 29, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Media Group, Inc. (“Salem” or the “Company”). The Annual Meeting is scheduled to be held on Wednesday, May 8, 2019, at Salem’s corporate offices, which are located at 4880 Santa Rosa Road, Camarillo, California, at 9:30 a.m. P.D.T. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the agenda for the Annual Meeting includes:

1.

The election of the nine (9) nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	Proposal to amend and restate the Company’s 1999 Stock Incentive Plan.

3.	Proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm.

4.	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.

5.	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR the election of the slate of Director nominees and FOR the proposal to amend and restate the Company’s 1999 Stock Incentive plan and FOR the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm and FOR the approval of the advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K. Please refer to the Proxy Statement for detailed information on the above proposals. Directors and executive officers of Salem will be present at the Annual Meeting to respond to questions that our stockholders may have regarding the business to be transacted.

As we have done in prior years, we are using the U.S. Securities and Exchange Commission rule that permits companies to furnish their proxy materials over the Internet. Unless you have opted out of receiving Notices, instead of mailing you a paper copy of the proxy materials, we will be mailing to you a Notice containing instructions on how to access our proxy materials over the Internet. Therefore, a proxy card was not sent to you and you may vote only via telephone or online if you do not attend the Annual Meeting.

We urge you to vote your proxy as soon as possible. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares online, by telephone or, if you have chosen to receive paper copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card. The approximate date on which this Proxy Statement and the enclosed proxy card and Notice are first being sent or made available to stockholders is March 29, 2019. On behalf of the Board of Directors and all of the employees of Salem, we wish to thank you for your support.

Sincerely yours,

STUART W. EPPERSON Chairman of the Board

EDWARD G. ATSINGER III Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 8, 2019: Our Proxy Statement for the 2019 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com.

If you have any questions concerning the Proxy Statement or the accompanying proxy card, or if you need any help in voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

PLEASE VOTE YOUR SHARES

ONLINE, BY TELEPHONE OR BY

SIGNING, DATING AND RETURNING

THE ENCLOSED PROXY CARD TODAY.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 8, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Media Group, Inc. (“Salem” or the “Company”) will be held on Wednesday, May 8, 2019 at 9:30 a.m. P.D.T. at Salem’s corporate offices located at 4880 Santa Rosa Road, Camarillo, California, subject to adjournment or postponement by the Board of Directors, for the following purposes:

1.

The election of the nine (9) nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	Proposal to amend and restate the Company’s 1999 Stock Incentive Plan.

3.	Proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm.

4.	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.

5.	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of Salem’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, on March 13, 2019, the record date of the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders will be available for examination by any stockholder at the time and place of the Annual Meeting.

Holders of a majority of the voting power of the outstanding shares of the Class A common stock and of the Class B common stock must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Annual Meeting. Therefore, we urge you to review the accompanying proxy card and either vote by (a) Internet or by telephone as instructed in this Proxy Statement, or (b) if you have opted out of receiving a notice containing instructions on how to access our proxy materials over the Internet (the “Notice”) and have thus received a paper copy of the proxy materials, by signing, dating and returning your completed proxy in the enclosed postage prepaid envelope whether or not you expect to attend the Annual Meeting in person. If you received only the Notice, a proxy card was not sent to you, and you may vote only via the Internet if you do not attend the Annual Meeting, or you may request that a proxy card be mailed to you. If you attend the Annual Meeting and wish to vote your shares personally, you may do so by validly revoking your proxy as described below.

Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by: (i) filing with the Secretary of Salem either a duly executed written notice dated subsequent to the proxy revoking it or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

By order of the Board of Directors,

CHRISTOPHER J. HENDERSON

Secretary

Camarillo, California

March 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 8, 2019: Our Proxy Statement for the 2019 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE VOTE ONLINE, BY TELEPHONE OR BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

SALEM MEDIA GROUP, INC.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 8, 2019

INTRODUCTION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Salem Media Group, Inc., a Delaware corporation (“Salem” or the “Company”), of proxies for use at the 2019 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

General

At the Annual Meeting, our stockholders are being asked to consider and to vote upon the following proposals:

Proposal 1

The election of the nine (9) nominees named in this Proxy Statement to serve until the annual meeting of stockholders to be held in 2020 or until their respective successors are duly elected and qualified.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

Proposal 2	Proposal to amend and restate the Company’s 1999 Stock Incentive Plan.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 2—PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 1999 STOCK INCENTIVE PLAN.”

Proposal 3	Proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 3—PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Proposal 4	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 4—AN ADVISORY (NON-BINDING) VOTE ON A RESOLUTION APPROVING EXECUTIVE COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.”

Shares represented by properly executed proxies received by us will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, in accordance with the recommendation of the Board of Directors on all matters presented in this Proxy Statement. Although management does not know of any matter other than the proposals described above to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment in respect of any other matters that may properly be presented for a vote at the Annual Meeting.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by: (a) filing with the Secretary of Salem either a duly executed written notice dated subsequent the proxy revoking it or a duly executed proxy bearing a later date, or (b) attending the Annual Meeting and voting in person.

The mailing address of the principal executive offices of the Company is 4880 Santa Rosa Road, Camarillo, California 93012, and its telephone number is (805) 987-0400.

Record Date, Quorum and Voting

Only stockholders of record on March 13, 2019 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 20,632,416 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), and 5,553,696 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) (the Class A common stock and the Class B common stock are collectively referred to as the “common stock”). Each share of outstanding Class A common stock is entitled to one (1) vote on each matter to be voted on at the Annual Meeting and each share of outstanding Class B common stock is entitled to ten (10) votes on each matter to be voted on at the Annual Meeting, except that, as provided in our Amended and Restated Certificate of Incorporation, the holders of Class A common stock shall be entitled to vote as a class, exclusive of the holders of the Class B common stock, to elect two (2) “Independent Directors.” The two (2) Independent Directors shall be elected by a majority of the votes of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the election of the Independent Directors; the remaining seven (7) Directors will be elected by a majority of the votes of the shares of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote on the election of Directors. For information regarding the election of Directors, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

The presence in person or representation by proxy of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Only votes cast in person at the Annual Meeting or received by proxy before the beginning of the Annual Meeting will be counted. Giving us your proxy means you authorize the proxy holders to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three (3) convenient ways as follows:

• On-Line Voting:	Go to http://www.proxyvote.com and follow the instructions

• By Telephone:	Call toll-free 1-800-690-6903 and follow the instructions

• By Mail:	Complete, sign, date and return your proxy card in the enclosed envelope

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. on May 7, 2019.

Under Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to Proposal 1, votes may be cast in favor of or against any particular Director nominee. With regard to Proposal 2 and Proposal 3, votes may be cast in favor of or against the proposal. With regard to Proposal 4, votes may be cast in favor of, against or abstaining with respect to the advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K. Proposal 1, Proposal 2, Proposal 3, Proposal 4 and any other stockholder proposals that properly come before the Annual Meeting require, in general, the affirmative vote of a majority of the voting power of the shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For Proposal 1, Proposal 2, Proposal 3, and Proposal 4, abstentions will be counted in tabulations of the votes cast on a proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether the proposal has been approved. If you hold shares of our common stock through a broker, bank or other nominee, then you hold shares in street name. Thus, you must instruct the broker, bank or other nominee as to how to vote your shares. If you do not provide these instructions, the firm that holds your shares will have discretionary authority to vote your shares with respect to “routine” matters. Proposal 1, Proposal 2, Proposal 3 and Proposal 4 are not considered “routine” matters; thus, your broker will not have discretionary authority to vote your shares in connection with Proposal 1, Proposal 2, Proposal 3 or Proposal 4 if you do not provide it with instructions.

Electronic Access to Proxy Materials

Pursuant to applicable United States Securities and Exchange Commission (“SEC”) rules, we are making this Proxy Statement and its Annual Report on Form 10-K, as amended, available to its stockholders electronically via the Internet at www.proxyvote.com. On or about March 29, 2019, we will mail to stockholders a Notice containing instructions on how to access this Proxy Statement along with our Annual Report on Form 10-K as well as instructions on how to vote online. The Notice also instructs you on how you may submit your proxy vote securely over the Internet or by telephone. If you received a Notice, you will not automatically receive a printed copy of the Proxy Statement and Annual Report. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials as set forth in the Notice.

Solicitation

The cost of preparing, assembling and sending the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by us. Following the delivery of this Proxy Statement, Directors, Officers and other employees may solicit proxies by mail, telephone, facsimile or other electronic means, or by personal interview. These persons will receive no additional compensation for their services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Class A common stock of record will be requested to forward proxy soliciting material to the beneficial owners of the shares and will be reimbursed by us for their reasonable charges and expenses in connection therewith.

Householding

With regard to the delivery of Annual Reports and Proxy Statements, under certain circumstances the SEC permits a single set of these documents or, where applicable, one Notice, to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces delivery and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of our stockholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the stockholders receiving the notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be delivered to an address at which two (2) or more stockholders reside. If any stockholder residing at the address wishes to receive a separate Annual Report or Proxy Statement for the Annual Meeting or for future stockholder meetings, the stockholder should telephone toll-free 1-800-579-1639, or write to Salem Media Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A separate set of proxy materials relating to the Annual Meeting will be sent promptly following receipt of your request. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of a Proxy Statement or Annual Report, as applicable, for each stockholder at his or her same address, the stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact us at the address or telephone number listed on page 1 of this Proxy Statement. Similarly, a stockholder may use any of these methods if the stockholder is receiving multiple copies of a Proxy Statement or Annual Report and would prefer to receive a single copy in the future.

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Our Board of Directors presently consists of nine (9) members (each, a “Director”). On December 12, 2018, Roland S. Hinz, notified us of his immediate desire to retire from the Board and the Nominating and Corporate Governance Committee and Compensation Committee. On March 19, 2019, Heather W. Grizzle was appointed to serve the remainder of Mr. Hinz’s term and she will stand for election at the 2019 Annual Meeting. The following table sets forth certain information as of March 29, 2019, except where otherwise indicated, with respect to our Directors. Each of our Directors serves a one (1) year term and all Directors are subject to re-election at each annual meeting of stockholders.

Name of Director	Age	First Became Company Director	Position(s) Held with the Company
Stuart W. Epperson	82	1986	Chairman of the Board
Edward G. Atsinger III	79	1986	Chief Executive Officer and Director
Richard A. Riddle	74	1997	Director
Jonathan Venverloh	47	2011	Director
James Keet Lewis	65	2014	Director
Eric H. Halvorson	69	2015	Director
Edward C. Atsinger	44	2016	Director
Stuart W. Epperson Jr.	48	2016	Director
Heather W. Grizzle	37	2019	Director

Board Composition

As a national media presence with integrated operations including radio broadcasting, digital media, and publishing emphasizing Christian values, family-themed content and conservative news, our business involves an operational structure that operates on a broad scale and encompasses research, technical developments, and marketing functions in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. Our Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. This assessment of Board skills, experience, and background includes numerous diverse factors, such as an understanding of and experience in radio and new media, an understanding of our audience and the ministries that serve it, and finance, marketing and advertising experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board with regard to these factors may change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee and the Board will review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee our activities.

We believe that it is important for our Board members to have diverse backgrounds, skills and experiences and seek this diversity in nominating Director candidates. One goal of this diversity of backgrounds, skills and experience is to assist the Board in its oversight concerning our business and operations. We consider the key skills, qualifications and experience listed below as important for our Directors to collectively have in light of our current business and structure. The Directors’ biographies provided later in this Proxy Statement note each

Director’s relevant skills, qualifications and experience. As part of an annual effectiveness review, the Board evaluates its composition to ensure that the Board as a whole sufficiently represents a diverse set of relevant backgrounds, skills and experience.

•

Senior Executive Leadership Experience. Directors who have served in senior executive leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. The insights and guidance of these Directors, particularly those Directors who have experience at businesses or organizations that have operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models enhance our Board’s ability to assess and respond to situations faced by the Company.

•

Public Company Board Experience. Directors who have served on other public company boards can offer insights with regard to the dynamics and operation of a board of directors, corporate governance matters (including experience with respect to the relationship of a board of directors to the CEO and other management personnel), the importance of particular public company agenda and management matters and oversight of a changing mix of strategic, operational, and compliance-related matters.

•	Business Development Experience. Directors who have a background in business development can provide insight into developing and implementing strategies for growing our business through acquisitions.

•

Accounting and Financial Reporting Experience. Knowledge of accounting and financial reporting processes, as well as the financial markets, financing and funding operations, is important because it assists our Directors in understanding and overseeing our financial reporting, internal controls, capital structure, financing and investing activities.

•

Relevant Experience with our Audiences and Programmers. Directors who have relevant experience with the Christian and family-themed audience and the conservative news talk audience can provide insight and expertise in assisting the Board’s implementation of Company strategies for growing our business by providing an engaging experience with our radio stations, Internet sites and other services. Directors with experience and knowledge of the business of our programmers and content providers can also assist the Board with analyzing, reviewing and approving mutually beneficial and significant relationships between these content providers and the Company.

•

Legal Expertise. Directors who have legal education and experience can assist the Board in fulfilling its responsibilities related to the oversight of our legal and regulatory compliance and engagement with regulatory authorities.

•

Radio Experience. Knowledge of the radio industry and the challenges and opportunities of radio broadcasting companies is vitally important because it enables our Directors to understand and oversee many aspects of our operations, goals and strategies.

•

New Media Experience. As the radio industry is faced with challenges and opportunities created by the emergence of “new media”, the Board benefits from including Directors who have relevant experience with these new and emerging means of distributing programming and enhancing our audience’s ability to access information provided by us via different media outlets.

Set forth below is certain information concerning the principal occupation and business experience of each of the Directors during the past five (5) years and other relevant experience.

Stuart W. Epperson

Mr. Epperson has been our Chairman of the Board since our inception. He is also a Director of Salem Communications Holding Corporation, a wholly-owned subsidiary of ours. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961 and currently serves as a director and President of Roanoke-Vinton Radio Incorporated; as President of Sonsinger Management, Inc.; as a Partner of Sonsinger

Properties, Sonsinger Broadcasting Company of Houston, L.P. and Salem Broadcasting Company; and as a member of East Bay Broadcasting, LLC. Mr. Epperson has been a member of the board of directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that board in February 2016. Mr. Epperson is married to Nancy A. Epperson, who is Mr. Atsinger’s sister. Additionally, Mr. Epperson is the father of Stuart W. Epperson Jr. (Director) and uncle of Edward C. Atsinger (Director).

As one of our co-founders, Mr. Epperson provides the Board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into our background and vision. His past political experience as well as his continuing operation of radio stations for related businesses provide the Board with valuable relevant experience with the needs and goals of our audience and our programmers and enable Mr. Epperson to contribute to the Board by assessing the many and varied strategic opportunities presented to us.

Edward G. Atsinger III

Mr. Atsinger has been our Chief Executive Officer, a Director and a director of each of our subsidiaries since their inception. He was President of Salem from its inception through June 2007. He has been engaged in the ownership and operation of radio stations since 1969 and currently serves as a Partner of Salem Broadcasting Company, Sonsinger Properties, Sonsinger Broadcasting Company of Houston, L.P.; as a member of East Bay Broadcasting, LLC, Atsinger Aviation, LLC, Sun Air Jets, LLC, Allyson Aviation, LLC, Greenbelt Property Management; and as President of Sonsinger Management, Inc. Mr. Atsinger has been a member of the board of directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that board in February 2016. He was also a member of the National Association of Broadcasters Radio board of directors from 2008 through 2014. In October 2018, Mr. Atsinger was elected Chairman of the Radio Music License Committee. Mr. Atsinger has been a member of the board of directors of Oaks Christian School in Westlake Village, California since 1999. Mr. Atsinger is the brother-in-law of Mr. Epperson. Additionally, Mr. Atsinger is the father of Edward C. Atsinger (Director) and uncle of Stuart W. Epperson Jr. (Director).

As one of our co-founders, Mr. Atsinger provides the Board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into our background and vision. His longstanding association with and service on many broadcasting-related boards of directors over the years also provides valuable radio and new media experience as well as an understanding of the broader needs and challenges facing our industry.

Richard A. Riddle

Mr. Riddle has been a Director since September 1997. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to individuals and manufacturing companies. He was President and majority stockholder of I.L. Walker Company from 1988 to 1997 when that company was sold. He also was Chief Operating Officer and a major stockholder of Richter Manufacturing Corp. from 1970 to 1987. In October 2010, Mr. Riddle joined the board of directors of Truth for Life, a non-profit organization that is our customer. Additionally, in 2010, Mr. Riddle joined the board of directors of Know the Truth, a non-profit organization that is also one of our customers.

Having an extensive career in financial matters, Mr. Riddle brings to the Board significant financial experience enabling him to assess and provide oversight concerning business and financial matters addressed by us.

Jonathan Venverloh

Mr. Venverloh has been a Director since September 2011. Mr. Venverloh has worked in digital media and advertising for more than twenty (20) years, including more than seventeen (17) years at Google and stints at a major news website and global advertising agencies. Mr. Venverloh currently serves as Director of Program

Management within Google Shopping, and from 2000-2010 he served as Google’s Head of Distribution Partnerships and launched Google’s Enterprise Division. From 1997 to 1999, Mr. Venverloh led Weather.com’s sales efforts for the West Coast and previously worked at global ad agencies Saatchi & Saatchi and DDB Needham. Mr. Venverloh has also served as an advisor to digital media startups and served on the boards of directors of several non-profits. He earned a Bachelor of Arts in Advertising from Southern Methodist University and a Master’s Degree in Management from the Stanford Graduate School of Business.

Mr. Venverloh brings to the Board valuable senior executive leadership experience and extensive digital media and advertising expertise. With senior management experience at a large public Internet company as well as service as an advisor to smaller digital media startups, Mr. Venverloh is well positioned to advise the Board on a wide cross-section of new media matters.

James Keet Lewis

Mr. Lewis has been a Director since May 2014. Mr. Lewis is co-owner of Lewis Group International, which has since 1990 been involved in several new product introductions in the health and wellness industry. Mr. Lewis was also the founder and president of Coll Pool Solutions, Inc., and is co-developer of a patent on a swimming pool maintenance product, The Skimmer Basket Buddy. Most recently, Mr. Lewis has focused a significant amount of his consulting time on international energy projects. Mr. Lewis has served on various political, ministry and charity boards, including the Christian Film and Television Commission, Liberty Institute, The Criswell College, Heritage Alliance, Heritage Alliance PAC, Texas Life Connections, Goodwill of Dallas, The Heidi Group, World Link Ministries, Hope for the Heart Ministries, Dallas Council for Life and The Caring Peoples Network. Mr. Lewis currently serves as a trustee of Houston Christian Broadcasting, Inc., which operates eighteen (18) non-commercial Christian radio stations, including its flagship station KHCB, in Houston, Texas. He currently serves on the board of Bott Radio Network in Kanas City, MO and is the co-managing member of GST Advisors LLC. Mr. Lewis has served on the board of Know the Truth, a non-profit organization that is one of our customers since 2016. Additionally, since 2018, he has served on the boards of UVLrx Therapeutics, Inc., Allied Special Operations Group, LLC and Bright Media Foundation. Mr. Lewis received his B.B.A. in 1977 from the University of Texas.

Mr. Lewis brings to the Board valuable leadership experience and relevant experience with our audience and programmers by virtue of his board service on several political, charitable and ministry organizations.

Eric H. Halvorson

Mr. Halvorson has been Dean of Trinity Law School since 2016. Additionally, Mr. Halvorson has been an attorney at the Law Office of Eric H. Halvorson since 2010 and focuses his practice on business law and estate planning. Mr. Halvorson is also of counsel to Stowell, Zeilenga, Ruth, Vaughn, and Treiger LLP, a boutique business law firm in Westlake Village. Mr. Halvorson was an Adjunct Professor at the Pepperdine University School of Law for the 2006-2007, 2009-2010, 2010-2011, and 2013-2014 academic years. He was an Executive in Residence at Pepperdine University Seaver College of Letters, Arts and Sciences from 2000-2003 and from 2005-2007. Mr. Halvorson was our President and Chief Operating Officer from 2007-2008, our Chief Operating Officer from 1996-2000 and our Executive Vice President from 1991-2000. From 1991-1999 and 1985-1988, Mr. Halvorson also served as our General Counsel. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until 1991. From 1985 to 1988, he was our Vice President and General Counsel. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.-Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973. Mr. Halvorson was previously a member of the board of directors of Intuitive Surgical, Inc., from 2003-2016 and Pharmacyclics, Inc., from 2011-2015. Mr. Halvorson is currently a member of the board of directors of Friends of Spanish Hills, LLC . Mr. Halvorson was previously our Director from 1988-2008.

Mr. Halvorson brings valuable legal and financial expertise and extensive historical knowledge of the Company to the Board. He has also served as a board member for several for-profit companies which enables him to bring relevant cross-board experience to us.

Edward C. Atsinger

Edward C. “Ted” Atsinger is co-founder, Chief Operating Officer, and in the first quarter of 2017 became an equity owner of Greytek, LLC, a counterintelligence and security services company focusing on the Defense and Industrial Security sectors. A veteran of multiple combat deployments, Mr. Atsinger dedicated himself to serving the interests of national security after the terrorist attacks of September 11, 2001, serving with distinction as a professional Counterintelligence Officer assigned to and supporting the United States Intelligence and Special Operations communities. Prior to his national security career, Mr. Atsinger worked as a Senior Producer in Salem’s National News and Public Affairs Department. Mr. Atsinger holds a BA/MA (Oxon) in Philosophy and Theology from Oxford University, England. He has been a member of the board of directors of Rockbridge Academy, a classical Christian school in Millersville, Maryland since 2010. Mr. Atsinger is the son of Edward G. Atsinger III. Additionally, he is the nephew of Mr. Epperson and cousin of Stuart W. Epperson Jr.

Mr. Atsinger brings valuable senior executive leadership experience and business development experience to us.

Stuart W. Epperson Jr.

Stuart W. Epperson Jr. has been the Founder, President and CEO of Truth Broadcasting Corporation since its inception in 1998. Truth Broadcasting Corporation, which is one of our customers, operates 27 signals in seven markets including Raleigh, Greensboro, Charlotte, Richmond, Salt Lake City, Des Moines and Myrtle Beach/Coastal Carolina in the following formats: Christian Talk (primary), Urban Gospel, Southern Gospel and Spanish. From 1995-1998, Mr. Epperson Jr. was a Senior Account Executive at Clear Channel Communications and from 1993-1995 was an Account Executive at Multimedia Radio, Inc. Mr. Epperson Jr. earned his B.A. in Communications from The Master’s College in 1992 and Master of Science, Broadcast Management from Bob Jones University in 1994. Mr. Epperson Jr. is the author of “Last Words of Jesus” published by Worthy Press Publ. in 2015 and “First Words of Jesus” published by the same publisher in 2016. Additionally, Mr. Epperson Jr. currently sits on the board of directors for the National Religious Broadcasters, Persecution Project Foundation, Chesapeake-Portsmouth Broadcasting Corporation and Delmarva Educational Association. Mr. Epperson Jr. is the son of Stuart W. Epperson, the nephew of Mr. Edward G. Atsinger III and cousin of Edward C. Atsinger.

Mr. Epperson Jr. brings valuable radio and senior executive leadership experience to us. In addition, Mr. Epperson Jr.’s operation of radio stations in similar formats to ours enables him to bring relevant experience related to our audiences and programmers.

Heather W. Grizzle

Heather W. Grizzle is a founding partner of Causeway Strategies, a boutique consulting firm that helps individuals, organizations and corporations to communicate, connect and advance their objectives more effectively. Her background includes work in the White House and the U.S. House of Representatives, as well corporate communications in New York and charity sector communications in London. She graduated cum laude with high honors in Economics from Harvard University, where she was Co-President of the Institute of Politics. Ms. Grizzle is Vice Chairperson of the Board of Trustees of Stewardship, and a member of the Boards of Innovations for Poverty Action, Alpha USA, KidsMatter, and CharityVest.

Having worked in the White House and House of Representatives, Ms. Grizzle brings a unique insider’s perspective relevant to our Conservative News Talk formats. Additionally, having served on several non-profit boards, Ms. Grizzle has experience related to many of our programmers and audiences.

Director Independence and Executive Sessions

Our Board of Directors evaluated the independence of each of our Directors pursuant to the listing standards of the NASDAQ Stock Market (“NASDAQ Rules”). During this review, which included a review of the transactions and relationships described in the section of this Proxy Statement entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” below, the Board of Directors considered various transactions and relationships among Directors (and their affiliates or family members), members of our senior management, affiliates and subsidiaries of ours and certain other parties that occurred during the past two (2) fiscal years. This review was conducted to determine whether, under the NASDAQ Rules, these relationships or transactions would affect the Board of Directors’ determination as to each director’s independence.

Upon conclusion of this review, the Board of Directors determined that, of the Directors nominated for election at the Annual Meeting, a majority of the Board (consisting of Messrs. Riddle, Venverloh, Lewis, Halvorson and Ms. Grizzle) is independent under the NASDAQ Rules.

The NASDAQ Rules also require that independent members of the Board of Directors meet periodically in executive sessions during which only independent Directors are present. Our independent Directors have met separately in executive sessions and in the future will regularly meet in executive sessions as required by the NASDAQ Rules.

Committees of the Board of Directors

Our Board of Directors has three (3) committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table identifies the independent members of the Board of Directors and lists the members and chairman of each of these committees:

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stuart W. Epperson
Edward G. Atsinger III
Edward C. Atsinger
Stuart W. Epperson Jr.
Richard A. Riddle	I	X	X	X
Jonathan Venverloh	I		X	C
James Keet Lewis	I	X	C	X
Eric H. Halvorson	I	C		X
Heather W. Grizzle	I

I = Director is independent

X = Current member of committee

C = Current member and chairman of the committee

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee currently consists of Messrs. Halvorson (Chairman), Riddle and Lewis, each of whom is independent under the NASDAQ Rules and applicable SEC rules and regulations. The Board of Directors has determined that Mr. Halvorson, the Audit Committee Chairperson, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations.

The Audit Committee held three (3) regularly scheduled in-person meetings and three (3) telephonic meetings in 2018 and operates under a written charter adopted by the Board of Directors. The Audit Committee and the Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on our Internet website (http://salemmedia.com) and a copy of the charter may be obtained upon written request from our Secretary. Any information found on our website is not a part of, or incorporated by reference into, this or any other report filed with, or furnished to, the SEC by us.

The Audit Committee’s responsibilities are generally to assist the Board of Directors in fulfilling its legal and fiduciary responsibilities relating to our accounting, audit and reporting policies and practices. The Audit Committee also, among other things, oversees our financial reporting process, retains and engages our independent registered public accounting firm, approves the fees for our independent registered public accounting firm, monitors and reviews the quality, activities and functions of our independent registered public accounting firm, and monitors the adequacy of our operating and internal controls and procedures as reported by management and our independent registered public accounting firm. The Audit Committee Report set forth later in this Proxy Statement provides additional details about the duties and activities of this committee.

Compensation Committee

As provided under applicable laws and rules, our Board of Directors delegates authority for compensation matters to the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee’s membership is determined by the Board of Directors. The Compensation Committee currently consists of Messrs. Riddle (Chairman), and Lewis, each of whom is independent under the NASDAQ Rules, including recently adopted compensation committee independence requirements. The Compensation Committee is authorized to review and approve compensation, including non-cash benefits and severance arrangements for our officers and employees and to approve salaries, remuneration and other forms of additional compensation and benefits as it deems necessary. The Compensation Committee also administers our 1999 Stock Incentive Plan.

The Compensation Committee held two (2) regularly scheduled meetings and one (1) special meeting in 2018. The Compensation Committee meets at least twice annually and at additional times as are necessary or advisable to fulfill its duties and responsibilities.

The role of our Compensation Committee is to oversee our compensation and benefit plans and policies, administer our 1999 Amended and Restated Stock Incentive Plan (including reviewing and approving equity grants to elected officers), and to review and approve all compensation decisions relating to elected officers, including those for our Named Executive Officers (who are listed in the Summary Compensation Table below). In 2018, the actions of the Compensation Committee included reviewing objective benchmarks and metrics by which a Named Executive Officer’s performance can be measured and analyzing peer compensation and performance data for comparison with our Named Executive Officers. The Compensation Committee has delegated limited authority to Edward G. Atsinger III, our Chief Executive Officer, to grant up to $250,000 of equity incentive awards (restricted stock and stock options) to purchase our Class A common stock annually (measured each calendar year without carry-over of unused grant authority from year to year). This delegated authority is subject to prompt notification to the Compensation Committee of the issuance of any such grants and ratification of any such grants at the next regularly scheduled Compensation Committee meeting following the date of such grants.

Our Named Executive Officers do not determine or approve any element or component of their own compensation. Our CEO provides a recommendation to the Compensation Committee for base salary and annual incentive compensation for the Named Executive Officers reporting to him.

The Compensation Committee operates pursuant to a charter that was approved by the Board of Directors. The charter sets forth the responsibilities of the Compensation Committee. The Compensation Committee and our Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on our Internet website (http://salemmedia.com) and a copy of the charter may be obtained from our Secretary upon written request. Any information found on our website is not a part of, or incorporated by reference into, this or any other report filed with, or furnished to, the SEC by us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) currently consists of Messrs. Venverloh (Chairman), Riddle, Lewis and Halvorson, each of whom is independent under the NASDAQ Rules. The Nominating and Corporate Governance Committee held two (2) regularly scheduled meetings and one (1) special meeting in 2018.

The Nominating and Corporate Governance Committee is authorized to: (a) develop and recommend a set of corporate governance standards to the Board of Directors for adoption and implementation; (b) identify individuals qualified to become members of the Board of Directors; (c) recommend that director nominees be elected at our next annual meeting of stockholders; (d) recommend nominees to serve on each standing committee of the Board of Directors; (e) lead in the annual review of Board performance and evaluation of the Board’s effectiveness; (f) ensure that succession planning takes place for the position of chief executive officer and other key senior management positions; and (g) analyze, review and, where appropriate, approve all related party transactions to which we are a party, all in accordance with applicable rules and regulations.

To qualify as a nominee for service on the Board of Directors, a candidate must have sufficient time and resources available to successfully carry out the duties required of a Board member. The Nominating and Corporate Governance Committee desires to attract and retain highly qualified directors who will diligently execute their responsibilities and enhance their knowledge of our core businesses and seeks Directors who possess some or all of the skills, qualifications and experience described under “Board Composition” in this Proxy Statement.

The Nominating and Corporate Governance Committee implements our policy regarding stockholder nominations by considering nominees for director positions that are made by our stockholders. Any stockholder desiring to make such a nomination must submit in writing the name(s) of the recommended nominee(s) to our Secretary at least 90 days prior to, but not earlier than 120 days prior to the first anniversary of the preceding annual meeting of stockholders. The written submission must also contain biographical information about the proposed nominee, a description of the nominee’s qualifications to serve as a member of the Board of Directors, and evidence of the nominee’s valid consent to serve as our director if nominated and duly elected.

The Board provides oversight of our management and plays a key role in shaping our strategic direction. Consistent with the our Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee considers various criteria in Board candidates, including, the skills, qualifications and experience described under “Board Composition” in this Proxy Statement, as well as their appreciation of our core purpose, core values, and whether they have time available to devote to Board activities. The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy:

1.	The criteria for director “independence” established by the NASDAQ Rules; and

2.	The SEC’s definition of “audit committee financial expert.”

Whenever a vacancy exists on the Board due to expansion of the Board’s size or the resignation, retirement or term expiration of an existing director, the Nominating and Corporate Governance Committee identifies and evaluates potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and employee Directors. The Nominating and Corporate Governance Committee also considers the specific needs of the various Board committees. The Nominating and Corporate Governance Committee recommends potential director nominees to the full Board, and final approval of a candidate for nomination is determined by the full Board. This evaluation process is the same for Director nominees who are recommended by our stockholders.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and our Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on our Internet website (http://salemmedia.com) and a copy of the charter may be obtained upon written request from our Secretary. Any information found on our website is not a part of, or incorporated by reference into, this or any other report of filed with, or furnished to, the SEC by us.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidate(s) for election at the Annual Meeting. None of the Directors serving on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee are our employees.

Although the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee and the Board review from time-to-time the membership of the Board in light of our operations and strategic objectives and consider whether the current Board members possess the requisite skills, experience and perspectives to oversee the achievement of those goals. As part of an annual effectiveness review, the Nominating and Corporate Governance Committee evaluates the diversity of the Board composition to ensure that it sufficiently represents a diverse set of background, skills and experience.

Board Leadership Structure

Historically, our Board of Directors has had a general policy that the positions of Chairman of the Board and CEO should be held by separate persons as an aid in the Board’s oversight of management. This policy has been in effect since we began operations. The Chairman of the Board is a full-time senior executive of ours. The duties of the Chairman of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings in consultation with the CEO and other members of the Board;

•	managing the Board’s process for annual Director self-assessment and evaluation of the Board and of the CEO; and

•	presiding over all meetings of stockholders.

The Board of Directors believes that there are advantages to having a separate Chairman for matters such as communications and relations between the Board members, the CEO, and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust Board and CEO evaluation processes. In addition, having separate Chairman and CEO positions permits the CEO to focus on day-to-day business and allows the Chairman to lead the Board in its oversight responsibilities. The Board currently consists of the Chairman of the Board, the CEO, five (5) independent Directors and two (2) non-independent Directors. One of Mr. Epperson’s roles is to oversee and manage the Board of Directors and its functions, including setting meeting agendas and running Board meetings. In this regard, Mr. Epperson and the Board in their advisory and oversight roles are particularly focused on assisting the CEO and senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Board’s Role in Risk Oversight

Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized above.

Director Attendance at Board and Committee Meetings and 2018 Annual Meeting of Stockholders

The full Board of Directors held four (4) regularly scheduled meetings in 2018. During 2018, each of our incumbent Directors attended (either in person or telephonically) all of the regularly scheduled meetings of the full Board of Directors. Each of our incumbent Directors attended more than seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. We encourage, but do not require, that each Director attend our annual meeting of stockholders. In 2018, each of our then Directors attended the 2018 annual meeting of stockholders

Communications between Stockholders and the Board

We have historically handled communications between stockholders and the Board of Directors on an ad hoc basis. We have not adopted a formal policy or process for these communications as of the date of this Proxy Statement. We have, however, taken actions to ensure that the views of our stockholders are communicated to the Board or one or more of the individual Directors, as applicable. The Board considers its responsiveness to such communications as timely and exemplary.

Financial Code of Conduct

We have adopted a financial code of conduct (“Financial Code of Conduct”) that applies to each Director, the principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. This Financial Code of Conduct has been adopted by the Board as a “code of ethics” that satisfies applicable NASDAQ Rules. The Financial Code of Conduct is available on our Internet website (http://salemmedia.com) and a copy of the Financial Code of Conduct may be obtained free of charge upon written request from the Secretary. Any information found on our website is not a part of, or incorporated by reference into, this or any other report filed with, or furnished to, the SEC by us.

Executive Officers

Set forth below are our executive officers, together with the positions held by those persons as of March 29, 2019. The executive officers are elected annually and serve at the pleasure of our Board of Directors; however, we have entered into employment agreements with each of the executive officers listed below.

Name of Executive Officer	Age	Position(s) Held with the Company
Stuart W. Epperson	82	Chairman of the Board
Edward G. Atsinger III	79	Chief Executive Officer and Director
David A.R. Evans	56	President — New Media
David P. Santrella	57	President — Broadcast Media
Evan D. Masyr	47	Executive Vice President and Chief Financial Officer
Christopher J. Henderson	55	EVP, Legal and Human Resources, General Counsel and Secretary

Set forth below is certain information concerning the business experience during the past five (5) years and other relevant experience of each of the individuals named above (excluding Messrs. Atsinger and Epperson, whose business experience is described in the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above).

David A. R. Evans

Mr. Evans has been President — New Media since September 2013. Mr. Evans was President—New Business Development, Interactive and Publishing from July 2007 to September 2013. Mr. Evans was Executive Vice President—Business Development and Chief Financial Officer from September 2005 to June 2007. Mr. Evans was Executive Vice President and Chief Financial Officer from September 2003 to September 2005. From 2000 to 2003, Mr. Evans served as the Senior Vice President and Chief Financial Officer. From 1997 to 2000, Mr. Evans served as Senior Vice President and Managing Director—Europe, Middle East, and Africa of Warner Bros. Consumer Products in London, England. He also served at Warner Bros. Consumer Products in Los Angeles, California, as Senior Vice President—Latin America, International Marketing, Business Development from 1996 to 1997 and Vice President—Worldwide Finance, Operations, and Business Development from 1992 to 1996. From 1990 to 1992, he served as Regional Financial Controller-Europe for Warner Bros. based in London, England. Prior to 1990, Mr. Evans was an audit manager with Ernst & Young LLP in Los Angeles, California and worked as a U.K. Chartered Accountant for Ernst & Young in London, England.

David P. Santrella

Mr. Santrella has been President — Broadcast Media since January 1, 2015, overseeing all broadcast operations involving our local radio stations, radio network and internal rep firm. From January 2010 to December 2014 he served as President — Radio Division. From October 2008 to December 31, 2009, he served as Operational Vice President over our Minneapolis, Denver and Colorado Springs clusters in addition to his existing responsibility over the Chicago cluster. From March 2006 to October 2008, Mr. Santrella was the Operational Vice President of Chicago and Milwaukee. In November of 2003, he was given additional oversight responsibility of Milwaukee. Mr. Santrella started with us in 2001 as the General Manager of our Chicago cluster.

Evan D. Masyr

Mr. Masyr has been Executive Vice President and Chief Financial Officer since January 2014. Prior to January 2014, Mr. Masyr was Senior Vice President and Chief Financial Officer since July 2007. Mr. Masyr was Vice President—Accounting and Finance from September 2005 to June 2007. From March 2004 to September 2005, Mr. Masyr was Vice President of Accounting and Corporate Controller. Prior to that time, Mr. Masyr was Vice President and Corporate Controller from January 2003 to March 2004. From February 2000 to December 2002, he served as our Controller. From 1993 to February 2000, Mr. Masyr worked for PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Masyr has been a Certified Public Accountant since 1995. Mr. Masyr currently serves on the board of directors of Archway Insurance, Ltd., a group insurance captive of which Salem is a member.

Christopher J. Henderson

Mr. Henderson has been Executive Vice President, Legal and Human Resources, General Counsel and Corporate Secretary since July 2018. Prior to July 2018, Mr. Henderson was Senior Vice President, Legal and Human Resources, General Counsel and Corporate Secretary since 2012. Prior to 2012, Mr. Henderson was Vice President, Legal and Human Resources, General Counsel and Corporate Secretary since March 2008. Mr. Henderson was Vice President, Human Resources from August 2006 to February 2008. From 2001 to August 2006, Mr. Henderson served as Corporate Counsel. Prior to joining us, Mr. Henderson worked for thirteen (13) years as an attorney for Cooksey, Toolen, Gage, Duffy & Woog, first as a trial attorney and then as a transactional attorney.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation of the NEOs for fiscal years ended December 31, 2018 and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Restricted Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4)(5) ($)	Total(6) ($)
Edward G. Atsinger III Chief Executive Officer	2018	989,808	—	—	180,000	123,814	1,293,622
	2017	982,404	—	193,436	—	125,541	1,301,381
David A. R. Evans President—New Media	2018	530,000	—	—	72,000	13,050	615,050
	2017	522,731	10,000	—	—	13,334	546,065
David P. Santrella President—Broadcast Media	2018	509,808	—	—	72,000	12,037	593,845
	2017	499,135	—	—	—	13,298	512,433

(1)

Amounts set forth in the “Bonus” column represent bonuses earned for performance in the reflected fiscal year. For years in which restricted stock was awarded in settlement of annual performance bonuses, those restricted stock awards are reflected in the year for which the bonus was earned rather than paid.

(2)

On August 9, 2017, a restricted stock award of 33,066 shares was granted to Edward G. Atsinger III that vested immediately. The fair value of the restricted stock award was measured based on the grant date market price of our common shares and expensed as of the vesting date. The restricted stock award contained transfer restrictions under which they could not be sold, pledged, transferred or assigned until ninety (90) days from the vesting date. The recipient of this restricted stock award is entitled to all of the rights of absolute ownership of the restricted stock from the date of grant, including the right to vote the shares and to receive dividends. Restricted stock awards are independent of option grants and are granted at no cost to the recipient other than applicable taxes owed by the recipient. The award was considered issued and outstanding from the vest date of grant.

(3)

Represents the aggregate grant date fair value of option awards granted within the fiscal year in accordance with FASB ASC Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards and do not correspond to the actual cash value that will be recognized by the grantee when received. For a detailed discussion of the assumptions made in the valuation of option awards, please see the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)	Amounts set forth in the All Other Compensation column consist of the following:

Item	Mr. Atsinger ($)	Mr. Evans ($)	Mr. Santrella ($)
Perquisites and Other Personal Benefits (2018)	108,015	6,300	5,287
Company Contributions to 401(k) Plan (2018)	—	6,750	6,750
Medical, Dental, Life, Vision and Disability Premiums (2018)	15,799	—	—

TOTAL (2018)	123,814	13,050	12,037

(1)

Includes the following perquisites and personal benefits which have been valued by us based upon the incremental cost to us of providing these perquisites and personal benefits to the Named Executive Officers:

Perquisite or Personal Benefit	Mr. Atsinger ($)	Mr. Evans ($)	Mr. Santrella ($)
Personal Use of Company Vehicle (2018)	3,604	—	—
Split-Dollar Life Insurance Premiums (2018)	101,308	—	—
Supplemental Medical, Travel and Expense Reimbursement (2018)	3,103	—	—
Supplemental Life Insurance Premiums (2018)	—	6,300	5,287

TOTAL (2018)	108,015	6,300	5,287

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2018, in respect of all outstanding equity awards held by the NEOs.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Edward G. Atsinger III	50,000			$6.92	03/11/2020
	50,000			$6.92	03/11/2021
	2,239			$4.85	03/08/2022
	37,500			$4.85	03/08/2023
		25,000	(2)	$4.85	03/08/2024
		25,000	(4)	$3.25	05/09/2024
		25,000	(5)	$3.25	05/09/2025
		25,000	(6)	$3.25	05/09/2026
		25,000	(7)	$3.25	05/09/2027

David A.R. Evans	8,750			$6.92	03/11/2019
	8,750			$6.92	03/11/2020
	8,750			$6.92	03/11/2021
	8,750			$6.92	03/11/2022
	6,250			$4.85	03/08/2022
	6,250			$4.85	03/08/2023
		6,250	(2)	$4.85	03/08/2024
		6,250	(3)	$4.85	03/08/2025
		10,000	(4)	$3.25	05/09/2024
		10,000	(5)	$3.25	05/09/2025
		10,000	(6)	$3.25	05/09/2026
		10,000	(7)	$3.25	05/09/2027

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
David P. Santrella	8,750			$6.92	03/11/2019
	8,750			$6.92	03/11/2020
	8,750			$6.92	03/11/2021
	8,750			$6.92	03/11/2022
	20,000			$2.74	03/07/2022
	20,000			$2.74	03/07/2022
	6,250			$4.85	03/08/2022
	6,250			$4.85	03/08/2023
		20,000	(1)	$2.74	03/07/2022
		6,250	(2)	$4.85	03/08/2024
		6,250	(3)	$4.85	03/08/2025
		10,000	(4)	$3.25	05/09/2024
		10,000	(5)	$3.25	05/09/2025
		10,000	(6)	$3.25	05/09/2026
		10,000	(7)	$3.25	05/09/2027

(1)	These options vested March 7, 2019.
(2)	These options vested March 8, 2019.
(3)	Unexercisable options vest March 8, 2020.
(4)	Unexercisable options vest May 9, 2019.
(5)	Unexercisable options vest May 9, 2020.
(6)	Unexercisable options vest May 9, 2021.
(7)	Unexercisable options vest May 9, 2022.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2018, with respect to shares of our Class A common stock that may be issued under the Stock Plan, our only existing equity compensation plan. As of December 31, 2018, a maximum of 5,000,000 shares were authorized under the Stock Plan, of which 1,980,972 were outstanding and 1,055,716 were exercisable.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,980,972	$4.63	296,354
Equity compensation plans not approved by security holders	—	—	—

Total

DIRECTOR COMPENSATION

Non-employee Directors of the Company receive an annual retainer and fees. The following table sets forth the compensation of our non-employee Directors in 2018:

Name	Fees Earned(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	TOTAL ($)
Roland S. Hinz	52,500	—	15,150	67,650
Richard A. Riddle	62,000	—	15,150	77,150
Jonathan Venverloh	49,500	—	15,150	64,650
James Keet Lewis	60,000	—	15,150	75,150
Eric H. Halvorson	67,000	—	15,150	82,150
Edward C. Atsinger	40,000	—	15,150	55,150
Stuart W. Epperson Jr.	40,000	—	15,150	55,150

(1)	Reflects all fees paid to non-employee Directors for participation in regular, special and telephonic meetings of the Board and committees and retainer fees.
(2)

No stock was awarded to non-employee Directors in 2018. As of December 31, 2018, each Director beneficially owned the following number of shares of our Class A common stock: Mr. Hinz held 22,650 shares; Mr. Riddle held 101,891 shares; Mr. Venverloh held 35,000 shares; Mr. Lewis held 2,000 shares; Mr. Halvorson held 9,800 shares; Mr. Atsinger held 1,093,078 shares; and Mr. Epperson Jr. held 113,428 shares.

(3)

Stock options were awarded to non-employee Directors in 2018. As of December 31, 2018, each Director held the following number of outstanding options to purchase our Class A common stock: Mr. Hinz held 19,500 options; Mr. Riddle held 27,000 options; Mr. Venverloh held 27,000 options; Mr. Lewis held 9,500 options; Mr. Halvorson held 7,500 options; Mr. Atsinger held 7,500 options; and Mr. Epperson Jr. held 7,500 options.

The cash compensation paid as of December 31, 2018 to our non-employee Directors (“Designated Directors”) as approved by our Board of Directors at the recommendation of the Compensation Committee is as follows:

COMPENSATION	AMOUNT	PAYABLE TO	PAYABLE
Annual Retainer	$30,000	Designated Directors	Quarterly

Attendance Fee (Full Company Board)	$2,500	Designated Directors	Per Regularly Scheduled Company Board Meeting

Attendance Fee (Full Company Board)	$1,500	Designated Directors	Per Special Telephonic Company Board Meeting

Attendance Fee (Board Committee)	$1,500	Designated Director Committee Members	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Audit and Compensation Committees)	$2,000	Chairperson of Audit and Compensation Committees	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Nominating and Corporate Governance Committee)	$1,000	Chairperson of Nominating and Corporate Governance Committee	Per Regularly Scheduled or Noticed Committee Meeting

Attendance Fee (Special Committee)	$1,500	Special Committee Members	Per Special Committee Meeting or Task

Chairperson Fee (Special Committee)	$1,000	Special Committee Members	Per Special Committee Meeting or Task

In addition to the above fees, Directors are compensated on an ad hoc basis for special committee or subcommittee meetings held or tasks performed by a committee or subcommittee designated by either the full Board of Directors or by a standing committee of the full Board of Directors, with this compensation determined by the establishing body at the time the special committee or subcommittee is established. Designated Directors who are also chairmen of our Board committees receive the applicable chairperson fee in addition to a committee attendance fee for each regularly scheduled Board committee meeting. Designated Directors also receive reimbursement for all reasonable out-of-pocket expenses in connection with travel to and attendance at regularly scheduled Board and Board committee meetings.

Directors who are also employees (Stuart W. Epperson, Chairman of the Board, and Edward G. Atsinger III, CEO) are not additionally compensated for their services as Directors. Compensation for Mr. Atsinger is summarized in the “Summary Compensation Table” appearing in this Proxy Statement under the heading “EXECUTIVE COMPENSATION.”

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission (“SEC”), nor shall any information in this report be incorporated by reference by any general statement into any past or future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Salem Media Group, Inc. and its subsidiaries (the “Corporation”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.

The purpose of the Audit Committee (the “Committee”) is to oversee, on behalf of the entire board of directors (the “Board”): (a) the accounting and financial reporting processes of the Corporation, (b) the audits of the Corporation’s financial statements, (c) the qualifications, independence and performance of the public accounting firm engaged as the Corporation’s independent registered public accounting firm to prepare or issue an audit report on the financial statements of the Corporation, and (d) the performance of the Corporation’s internal auditor and independent registered public accounting firm.

The Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements, including requirements pertaining to the NASDAQ Stock Market listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.

In 2018, the Committee held six meetings, three of which were regularly scheduled in-person meetings and three of which were telephonic. The Committee’s meeting agendas are established by the Committee Chairman based upon the Committee’s charter and an annual meeting planner approved by the entire Committee. At each of these meetings, the Committee met with the senior members of the Corporation’s financial management team and General Counsel. Additionally, the Corporation’s internal auditor met with the Committee at the three regularly scheduled in-person meetings and the independent registered public accounting firm met with the Committee at six meetings. Prior to each regularly scheduled meeting, the Chairman of the Committee also met privately with the Corporation’s independent registered public accounting firm and, separately, with the Corporation’s internal auditor, at which times candid discussions of financial management, accounting and internal control issues took place.

The Committee appointed Crowe LLP as the Corporation’s independent registered public accounting firm for the year ended December 31, 2018, and reviewed with the Corporation’s financial managers, the independent registered public accounting firm, and the Corporation’s internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of the Corporation’s financial reporting.

The Corporation’s management is primarily responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. As the Corporation’s independent registered public accounting firm, Crowe LLP is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted accounting standards and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Committee has reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2018. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the rules of the PCAOB and the Committee has discussed with the independent registered public accounting firm that firm’s independence from the Corporation and its management. The Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Corporation is compatible with the auditor’s independence.

Based on the Committee’s reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the SEC.

The Audit Committee is composed of Eric Halvorson, Chairman, Richard Riddle and James Keet Lewis.

AUDIT COMMITTEE

Eric Halvorson, Chairman

Richard Riddle

James Keet Lewis

March 6, 2019

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A and Class B common stock as of March 13, 2019 (unless otherwise indicated) by: (a) each person believed by us to be the beneficial owner of more than 5% of either class of the outstanding Class A or Class B common stock; (b) each Director; (c) each of the NEO’s; and (d) all Directors and NEO’s as a group.

	Class A Common Stock			Class B Common Stock			% Vote of All Classes of Common Stock(2)
Name and Address(1)	Number		% Vote(2)	Number		% Vote(2)
Stuart W. Epperson	3,576,924	(3)	16.66%	2,776,848	(4)	50.00%	40.71%
Nancy A. Epperson	3,576,924	(3)	16.66%	2,776,848	(4)	50.00%	40.71%
Edward G. Atsinger III	3,529,414	(5)	16.44%	2,776,848	(5)	50.00%	40.64%
Edward C. Atsinger	1,100,578	(6)	5.13%	—		—	1.43%
Stuart W. Epperson Jr.	120,928	(7)	*	—		—	*
Richard A. Riddle	128,891	(8)	*	—		—	*
Jonathan Venverloh	62,000	(9)	*	—		—	*
James Keet Lewis	11,500	(10)	*	—		—	*
Eric Halvorson	17,300	(11)	*	—		—	*
David P. Santrella	138,196	(12)	*	—		—	*
David A.R. Evans	96,252	(13)	*	—		—	*
Evan Masyr	122,724	(14)	*	—		—	*
Christopher J. Henderson	116,559	(15)	*	—		—	*
All Directors and NEO’s as a group	9,021,266		42.02%	5,553,696		100.00%	83.84%
Gabelli Funds, LLC	1,397,530	(16)	6.51%	—		—	1.81%
One Corporate Center
Rye, NY 10580
Dimensional Fund Advisors, L.P.	1,261,538	(17)	5.88%	—		—	1.64%
6300 Bee Cave Road, Building One
Austin, TX 78746

*	Less than 1%.
(1)

Except as otherwise indicated, the address for each person is c/o Salem Media Group, Inc., 4880 Santa Rosa Road, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of Class A common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of March 13, 2019, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)

Percentage voting power is based upon 20,632,416 shares of Class A common stock and 5,553,696 shares of Class B common stock all of which were outstanding as of March 13, 2019, plus shares of Class A common stock that are subject to options exercisable by holders within 60 days of March 13, 2019 and the general voting power of one (1) vote for each share of Class A common stock and ten (10) votes for each share of Class B common stock.

(3)

Includes 1,067,320 shares of Class A common stock held by trusts of which Mr. and Mrs. Epperson are trustees and shares held directly by Mr. and Mrs. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other and share voting and dispositive power; therefore, their combined beneficial ownership is shown in the table. Includes 146,250 shares of Class A common stock subject to options that are exercisable within 60 days.

(4)	These shares of Class B common stock are held directly by Mr. Epperson.
(5)

These shares of Class A and Class B common stock are held by trusts of which Mr. Atsinger is trustee. Includes 189,739 shares of Class A common stock subject to options that are exercisable within 60 days.

(6)

Includes 1,090,078 shares of Class A common stock held in a trust for the benefit of Edward C. Atsinger, who is Edward G. Atsinger III’s son. Edward G. Atsinger III is the trustee of the trust and these shares are also included in the shares beneficially owned by Edward G. Atsinger III as reflected in this table. Also includes 3,000 shares of Class A common stock held by a trust for the benefit of Edward C. Atsinger. Edward C. Atsinger and his wife are trustees of the trust. These 3,000 shares are not included in shares beneficially owned by Edward G. Atsinger III as reflected in this table. Includes 7,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(7)

These shares of Class A common stock are held in custody for Mr. Epperson Jr.’s four (4) minor children. Includes 7,500 shares of Class A common stock subject to options that are exercisable within 60 days.

(8)	Includes 27,000 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(9)

2,000 shares of Class A common stock are held directly by Mr. Venverloh and 33,000 shares of Class A common stock are held by Jonathan and Mehridith Venverloh as trustees of the Ecclesiastes Trust 2004 U/A 11/19/04. Also includes 27,000 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(10)	Includes 9,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(11)

8,000 shares of Class A common stock are held directly by Mr. Halvorson in an IRA, 1,800 shares are held by a trust of which Mr. and Mr. Halvorson are trustees and 7,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(12)	Includes 123,750 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(13)	Includes 63,750 shares of Class A common stock subject to options that are exercisable within 60 days.
(14)	Includes 110,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(15)	Includes 32 shares held in Mr. Henderson’s 401(k) plan and 116,527 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(16)	The ownership of common stock is based on information obtained from the National Association of Securities Dealers Automated Quotations (“NASDAQ”) as of December 31, 2018.
(17)	This information is based on the Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the SEC on February 8, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases with Related Persons

As of March 13, 2019, Salem leased the studios and tower and antenna sites described in the table below from Edward G. Atsinger III, Chief Executive Officer and Director of Salem, and Stuart W. Epperson, Chairman of Salem’s Board of Directors. All such leases have cost of living adjustments. Based upon management’s assessment and analysis of local market conditions for comparable properties, Salem believes that such leases do not have terms that vary materially from those that would have been available from unaffiliated parties.

Market	Station Call Letters	2018 Annual Rental(1)	2017 Annual Rental(2)	Expiration Date(3)
Leases with both Messrs. Atsinger and Epperson:
Boston, MA	WBIX-AM(4)	$53,165	$100,715	2018
Minneapolis-St. Paul, MN	KKMS-AM/KYCR-AM(5)	217,709	198,879	2036
Sacramento, CA	KFIA-AM(4)	129,871	126,088	2036
Los Angeles, CA	KTIE-AM(6)	33,776	32,792	2026
San Antonio, TX	KSLR-AM (Day site)(4)	53,394	51,550	2037
Dallas, TX	KLTY-FM(4)	40,706	38,767	2021
Houston-Galveston, TX	KNTH-AM(4)	50,508	50,508	2023
Houston-Galveston, TX	KTEK-AM(4)	53,188	50,656	2037
Philadelphia, PA	WFIL-AM/WNTP-AM(5)	230,716	213,251	2023
Phoenix, AZ	KPXQ-AM(4)	70,501	70,501	2023
Portland, OR	KPDQ-AM(4)	30,487	30,301	2023
Seattle—Tacoma, WA	KLFE-AM(4)	40,261	40,016	2023
Seattle—Tacoma, WA	KNTS-AM(4)	40,261	40,016	2023
San Antonio, TX	KSLR-AM (Night site)(4)	20,203	20,203	2023
San Francisco, CA	KFAX-AM(4)	241,316	241,316	2023
San Francisco, CA	KTRB-AM(7)	28,500	—	2033
Denver-Boulder, CO	KNUS-AM(4)	44,233	42,945	2036
Orlando, FL	WTLN-AM(4)	80,004	80,004	2045
St. Louis, MO	KXFN-AM (Night site)(4)	31,362	30,450	2021

Subtotal		$1,490,161	$1,458,958

Lease with Mr. Atsinger:
San Diego, CA	KPRZ-AM(4)	196,794	191,062	2028

Total		$1,686,955	$1,650,020

(1)	Annual rent calculated as of December 31, 2018.
(2)	Annual rent calculated as of December 31, 2017.
(3)	The expiration date reported for certain facilities represents the expiration date assuming exercise of all lease term extensions at the Company’s option.
(4)	Antenna/Tower Site.
(5)	Antenna/Tower/Studio Site.
(6)	Office/Studio Site.
(7)	Diplex

Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2018 amounted to approximately $1.5 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2018 amounted to approximately $197,000. Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2017 amounted to approximately $1.5 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2017 amounted to approximately $191,000.

Purchase of KTRB(AM) from a Related Party

On September 11, 2018, we acquired radio station KTRB-AM in San Francisco for $5.1 million in cash from a related party, East Bay Broadcasting, LLC, a company owned Edward G. Atsinger III, Chief Executive Officer, and Stuart W. Epperson, Chairman of the Board. The acquisition was accounted for as an asset purchase with transaction costs of $0.2 million capitalized. We had been operating the radio station under an LMA with East Bay Broadcasting, LLC, since June 24, 2016. The accompanying Consolidated Statements of Operations reflect the operating results of this station as of the LMA date within the broadcast operating segment. Our Nominating and Corporate Governance Committee reviewed the transaction, including an appraisal of the station performed by a licensed broker and reports related to the financial performance of the station during the LMA period, and determined that the terms of the transaction were no less favorable to Salem than those that would be available in a comparable transaction in arm’s length dealings with an unrelated third-party.

Purchase of WSPZ(AM) from a Related Party

On November 22, 2017, we closed on the acquisition of radio station WSPZ-AM (now WWRC-AM) in Bethesda, Maryland for $0.6 million in cash from a related party, AM 570, LLC, a company owned by Edward G. Atsinger III, Chief Executive Officer and Stuart W. Epperson, Chairman of the Board. We began programming the station within our Washington DC market as of September 15, 2017 under a LMA with AM 570 LLC. We assumed the lease agreement for the land, tower and broadcasting equipment of WSPZ-AM (now WWRC-AM) as of the closing date.

Payments to Delmarva Educational Association Corporation

During the year ended December 31, 2017, we paid approximately $21,000 to Delmarva Educational Association Corporation, a related party entity for which Nancy A. Epperson, the wife of the Chairman of the Board, and Stuart W. Epperson Jr., the son of the Chairman of the Board, serve as directors. The payments represented commissions due to Delmarva under a revenue sharing promotion.

Radio Stations Owned by the Epperson’s

Nancy A. Epperson, the wife of the Chairman of the Board, Stuart W. Epperson and mother of Board member, Stuart W. Epperson Jr., currently serves as officer, director and stockholder of six radio stations in Virginia, five radio stations in North Carolina, and five radio stations in Florida. Chesapeake-Portsmouth Broadcasting Corporation (“Chesapeake-Portsmouth”) is a company controlled by Nancy Epperson, wife of Salem’s Chairman of the Board Stuart W. Epperson, mother of Board member Stuart W. Epperson Jr., sister of CEO Edward G. Atsinger III and nephew of Board member Ted Atsinger. Chesapeake-Portsmouth owns and operates radio stations WJGR-AM, Jacksonville, Florida, WZNZ-AM, Jacksonville, Florida and WZAZ-AM, Jacksonville, Florida. Mr. Epperson Jr. serves as a director of Chesapeake-Portsmouth.

The markets where these radio stations are located are not currently served by stations owned and operated by the company. Under his employment agreement, Mr. Epperson is required to offer the company a right of first refusal of opportunities related to the company’s business.

Radio Stations Owned by Mr. Roland S. Hinz

Mr. Hinz, a former Director, through companies or entities controlled by him, operates three radio stations in Southern California. These radio stations are formatted in Christian Teaching and Talk programming in the Spanish language. Mr. Hinz notified us on December 12, 2018, of his immediate desire to retire from the Board of Directors and not seek re-election at the upcoming 2019 Annual Meeting.

Truth For Life—Mr. Richard A. Riddle

Truth For Life is a non-profit organization that is a customer of Salem Media Group, Inc. During 2018 and 2017 the company billed Truth For Life approximately $2.4 million and $2.1 million, respectively, for airtime on its stations. The company had receivable balances of $0.2 million related to these sales at December 31, 2018, and 2017. Mr. Riddle, joined the Truth for Life board in October 2010.

Know the Truth - Mr. Richard A. Riddle and Mr. James Keet Lewis

Know the Truth is a non-profit organization that is a customer of Salem Media Group, Inc. During 2018 and 2017, the company billed Know the Truth approximately $1.4 million and $1.2 million, respectively, for airtime on its stations. The company had receivable balances of $1.1 million and $0.7 million related to these sales at December 31, 2018 and 2017, respectively. Mr. Riddle joined the Know the Truth board in 2010 and Mr. Lewis joined the Know the Truth board in 2016 and each remains a member of this board.

The Truth Network – Mr. Stuart W. Epperson Jr.

The Truth Network provides original and broadcast Christian radio that is a customer of Salem Media Group, Inc. During 2018 and 2017, the company billed The Truth Network approximately $15,000 and $11,000 for airtime on its stations. The company had receivable balances of approximately $7,000, and $3,000 related to these sales at December 31, 2018, and 2017, respectively. Mr. Epperson Jr. is the CEO, President and stakeholder of the company.

Oaks Christian School – Mr. Edward G. Atsinger III

Oaks Christian School is a customer of Salem Media Group, Inc. During 2018 and 2017 the company billed Oaks Christian approximately $32,000 and $5,000 for airtime on its stations. The company had receivable balances of approximately $9,000 at December 31, 2018 related to these sales. Mr. Atsinger joined the board in 2000 and remains a member of this board.

Split-Dollar Life Insurance

Salem has maintained split-dollar life insurance policies for its Chairman and Chief Executive Officer since 1997. Since 2003, the company has been the owner of the split-dollar life insurance policies and is entitled to recover all of the premiums paid on these policies. The company records an asset based on the lower of the aggregate premiums paid or the insurance cash surrender value. The premiums were $386,000 for each of the years ended December 31, 2018 and 2017. As of December 31, 2018, and 2017, the company recorded the net cash surrender value of these policies as assets of $1.8 million and $1.4 million, respectively. The cumulative premiums paid on these policies were $3.1 million and $2.8 million, respectively. Benefits above and beyond the cumulative premiums paid will go to the beneficiary trusts established by each of the Chairman and Chief Executive Officer.

Transportation Services Supplied by Atsinger Aviation

From time to time, the company rents aircraft from a company owned by Edward G. Atsinger III, Chief Executive Officer and Director of Salem. As approved by the independent members of the company’s board of directors, the company rents these aircraft on an hourly basis at what the company believes are market rates and uses them for general corporate needs. Total rental expense for these aircraft for the years ended December 31, 2018 and 2017 was approximately $198,000 and $217,000, respectively.

THE COMPANY’S RELATIONSHIP WITH ITS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Principal Accountant Fees and Services

The following table summarizes the fees billed by the Company’s current registered public accounting firm, Crowe LLP (“Crowe”), for professional services rendered during fiscal years 2018 and 2017:

	December 31, 2018	December 31, 2017
Annual Audit Fees(1)	$576,501	$588,525
Audit-Related Fees(2)	$23,000	$23,000
Tax Fees(3)	$9,819	$—
All Other Fees	$51,323	$144,938

Total Fees For Services(3)	$660,643	$756,463

(1)

Annual audit fees for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the review of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Audit-related fees are the fees for the financial statement audit of the Company’s 401(k) Plan.
(3)	Tax fees are fees related to the impact of the Tax Reform.
(4)	None of the fees listed in the table above were approved by the Audit Committee in reliance on a waiver from pre-approval under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the Audit Committee’s pre-approval policies and procedures and the requirements of applicable law, all services to be provided by Crowe are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services and other permissible non-audit services. Pre-approval is generally provided by the full Audit Committee for up to a year and is detailed as to the particular defined tasks or scope of work and is subject to a specific budget. In some cases, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve additional services, and any such pre-approvals granted by the Chairman must then be communicated to the full Audit Committee at or prior to the next scheduled Audit Committee meeting. When assessing whether it is appropriate to engage the independent registered public accounting firm to perform a service, the Audit Committee considers, among other things, whether these services are consistent with the independent registered public accounting firm’s independence and whether these services constitute prohibited non-audit functions under Section 201 of the Sarbanes-Oxley Act of 2002. The Audit Committee considered the provision of the services listed in the table above by Crowe and determined that the provision of such services was compatible with maintaining the independence of Crowe.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be asked to vote on the election of nine (9) Directors. Two (2) nominees are nominated as “Independent Directors” whom the holders of Class A common stock are entitled to elect, as a class, exclusive of all holders of Class B common stock, pursuant to the Amended and Restated Certificate of Incorporation. Richard A. Riddle and Eric H. Halvorson have been nominated as the Independent Directors. The nominees for the Independent Director seats receiving a majority of the votes of the shares of Class A common stock presented in person or represented by proxy and entitled to vote on the election of the Independent Directors will be elected the Independent Directors. The nominees for the remaining Board seats receiving a majority of the votes of the shares of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected Directors of the Company. All Directors elected at the Annual Meeting will be elected to a one (1) year term and will serve until the annual meeting of stockholders to be held in the year 2020 or until their respective successors have been duly elected and qualified.

Set forth below are the names of persons nominated by our Board of Directors for election as Directors at the Annual Meeting:

Stuart W. Epperson

Edward G. Atsinger III

Richard A. Riddle

Jonathan Venverloh

James Keet Lewis

Eric H. Halvorson

Edward C. Atsinger

Stuart W. Epperson Jr.

Heather W. Grizzle

For a description of the nominees’ principal occupation and business experience during the last five (5) years and present directorships, please see the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above.

We have been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a Director if elected. However, if any of the nominees should be unable to serve as a Director, the enclosed proxy, if executed and returned, will be voted in favor of the remainder of those nominees not opposed by the stockholder on the proxy and may be voted for a substitute nominee selected by the Board of Directors.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the Class A shares present in person or represented by proxy and entitled to vote on the election of the Independent Directors, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve the election of the nominees for the Independent Director seats. The affirmative vote of a majority of the Class A and Class B shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve the election of the nominees for the remaining Board seats. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 2

PROPOSAL TO AMEND AND RESTATE

THE COMPANY’S 1999 STOCK INCENTIVE PLAN

On May 29, 1999, the Company adopted the 1999 Stock Incentive Plan, as amended in 2001 and further amended and restated in 2003, 2005, 2009, 2012, and 2017 (the “Stock Plan”), to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its employees and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders.

The Compensation Committee and the Board of Directors have reviewed the Stock Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of our common stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on their review, the Compensation Committee approved and recommended to the Board of Directors, and the Board of Directors approved, an amendment and restatement of the Stock Plan, effective May 8, 2019, subject to approval by our stockholders at the 2019 Annual Meeting. We are asking stockholders to approve the amended and restated Stock Plan as described in this Proposal 2, which would increase the maximum number of shares of common stock that may be issued from 5,000,000 to 8,000,000.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF

CROWE LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee1 has selected Crowe LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Crowe LLP has served as our independent auditor since May 2016. A representative of Crowe LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Reasons for the Proposal

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board of Directors is seeking ratification of the selection of Crowe LLP as a matter of further involving our stockholders in its corporate affairs. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of Crowe LLP and will either continue to retain this firm or appoint new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that this change would be in the best interests of the Company and its stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 3. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

[1]	Under Exchange Act Rule 10A-3, which is also reflected in the Audit Committee charter, the Audit Committee must select and retain the independent registered public accounting firm.

PROPOSAL 4

AN ADVISORY (NON-BINDING) VOTE ON A RESOLUTION

APPROVING EXECUTIVE COMPENSATION AS DISCLOSED

PURSUANT TO ITEM 402 OF REGULATION S-K

In accordance with Section 14A of the Exchange Act, at the Annual Meeting, stockholders of the Company will be asked to vote to approve an advisory (non-binding) resolution approving the executive compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the “Executive Compensation” section of this proxy statement. Stockholders are encouraged to read the “Executive Compensation” section in this proxy statement, including the tables and narrative provided therein, for the details on the Company’s executive compensation.

The Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when evaluating our executive compensation program.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 4. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4.

STOCKHOLDERS’ PROPOSALS FOR 2020 PROXY STATEMENT

Any of our stockholders wishing to have a proposal considered for inclusion in our proxy solicitation materials relating to our 2020 Annual Meeting of Stockholders must, in addition to other applicable requirements, give notice of the proposal in writing to the Secretary at its principal executive offices and the notice must be received on or before November 29, 2019. The proposal may be included in next year’s proxy statement if it complies with certain rules and regulations promulgated by the SEC. Proposals must be submitted in accordance with our Bylaws and comply with SEC regulations promulgated pursuant to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

At the time of preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal ninety (90) days before the date of the anniversary of last year’s annual meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

If a stockholder desires to have a proposal presented at our annual meeting of stockholders in 2020 and the proposal is not intended to be included in our related 2020 proxy solicitation materials, the stockholder must give us advance in accordance with our Bylaws. Pursuant to our Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the annual meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary. To be timely, a stockholder’s written notice must be delivered to the Secretary at the Company’s principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then notice of the stockholder proposal must be delivered to the Secretary not earlier than the 120th day nor later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If the proposal is for a nominee for Director, the stockholder’s notice must set forth with respect to such Director nominee all of the information relating to that person that is required to be disclosed in solicitations for elections of Directors under the rules of the SEC; for any stockholder proposal, the notice must comply with Section 2.2 of Article II of our Bylaws (a copy of which is available upon request to the Secretary), which section requires that the notice contain a brief description of the proposal and the reasons for conducting the business at the annual meeting, the name and address, as they appear on our books, of the stockholder making the proposal, the number of shares of Class A common stock and Class B common stock beneficially owned by the stockholder and any material interest of the stockholder in such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and applicable requirements of NASDAQ, officers and Directors of the Company and persons who beneficially own more ten percent (10%) of our common stock are required to: (a) report their initial ownership and change in ownership with respect to all equity securities of the Company; and (b) furnish those reports to the Company.

Based solely on its review of the copies of such reports received by it during or with respect to the year ended December 31, 2018, we believe that our officers, Directors and more than ten (10) percent stockholders complied with all Section 16(a) filing requirements applicable to those individuals.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2018 including audited financial statements, is being made available to stockholders along with these proxy materials, but this Annual Report is not incorporated herein and is not deemed to be a part of this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC is available to stockholders via our website (http://salemmedia.com) or in printed form (without exhibits) without charge on written request to us. Exhibits to the Annual Report on Form 10-K may be obtained in printed form from us upon payment of our reasonable expenses to furnish such exhibits. To obtain any of these materials, contact Christopher J. Henderson, Secretary, Salem Media Group, Inc., 4880 Santa Rosa Road, Camarillo, California 93012.

By order of the Board of Directors,

CHRISTOPHER J. HENDERSON

Secretary

Camarillo, California

March 29, 2019

PLEASE VOTE YOUR SHARES ONLINE, BY TELEPHONE OR BY SIGNING, DATING AND

RETURNING THE ENCLOSED PROXY CARD TODAY.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

If you have any questions, or have any difficulty voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

SALEM MEDIA GROUP, INC.

ATTN: KYRON JOHNSON

4880 SANTA ROSA ROAD

CAMARILLO, CA 93012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E63274-P18479	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  SALEM MEDIA GROUP, INC.

The BOARD OF DIRECTORS recommends a vote “FOR” Proposal 1.
1.	The election of the nine (9) nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

	Nominees:	For	Against	Abstain			For	Against	Abstain

	1a. Stuart W. Epperson	☐	☐	☐	1h. Stuart W. Epperson Jr.		☐	☐	☐

	1b. Edward G. Atsinger III	☐	☐	☐	1i. Heather W. Grizzle		☐	☐	☐

	1c. Richard A. Riddle[t]	☐	☐	☐	The BOARD OF DIRECTORS recommends a vote “FOR” Proposals 2, 3 and 4.		For	Against	Abstain

	1d. Jonathan Venverloh	☐	☐	☐	2.	Proposal to amend and restate the Company’s 1999 Stock Incentive Plan.	☐	☐	☐

	1e. J. Keet Lewis	☐	☐	☐	3.	Proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

	1f. Eric H. Halvorson[t]	☐	☐	☐	4.	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.	☐	☐	☐
	1g. Edward C. Atsinger	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	NOTE: At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

t The holders of Salem’s Class A common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Riddle and Halvorson.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E63275-P18479

SALEM MEDIA GROUP, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A common stock of Salem Media Group, Inc. (“Salem”), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem’s corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Wednesday, May 8, 2019, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, March 29, 2019. All other proxies heretofore given by the undersigned to vote shares of Salem’s Class A common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If no instructions are provided for Proposal 1 or Proposals 2, 3, and 4, the shares will not be voted for the respective proposals.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on the reverse side.)

SALEM MEDIA GROUP, INC.

ATTN: KYRON JOHNSON

4880 SANTA ROSA ROAD

CAMARILLO, CA 93012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E63276-P18479	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  SALEM MEDIA GROUP, INC.

The BOARD OF DIRECTORS recommends a vote “FOR” Proposal 1.
1.	The election of the seven (7) nominees named in the accompanying Proxy Statement to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

	Nominees:	For	Against	Abstain	The BOARD OF DIRECTORS recommends a vote “FOR” Proposals 2, 3 and 4.		For	Against	Abstain

	1a. Stuart W. Epperson	☐	☐	☐	2.	Proposal to amend and restate the Company’s 1999 Stock Incentive Plan.	☐	☐	☐

	1b. Edward G. Atsinger III	☐	☐	☐	3.	Proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

	1c. Jonathan Venverloh	☐	☐	☐	4.	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.	☐	☐	☐
	1d. J. Keet Lewis	☐	☐	☐	NOTE: At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.
	1e. Edward C. Atsinger	☐	☐	☐

	1f. Stuart W. Epperson Jr.	☐	☐	☐

	1g. Heather W. Grizzle	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E63277-P18479

SALEM MEDIA GROUP, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class B common stock of Salem Media Group, Inc. (“Salem”), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem’s corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Wednesday, May 8, 2019, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, March 29, 2019. All other proxies heretofore given by the undersigned to vote shares of Salem’s Class B common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If no instructions are provided for Proposal 1 or Proposals 2, 3, and 4, the shares will not be voted for the respective proposals.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on the reverse side.)